Exhibit 99.1

GIBRALTAR COMPLETES ACQUISITION OF OMNIMAX INTERNATIONAL FOR $1.335 BILLION

Jumps Gibraltar’s building products growth strategy ahead 3 years and enhances scale and profitability

Expected to be accretive to EBITDA margin and cash flow immediately and to adjusted EPS within first fiscal full year post-close

Clear path to deleveraging to 2.0-2.5x within 24 months of close

BUFFALO, N.Y., February 2, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today announced that it has closed its acquisition of OmniMax International (“OmniMax”) from funds managed by Strategic Value Partners, LLC and its affiliates following receipt of all required regulatory approvals and satisfaction of customary closing conditions. The all-cash transaction was valued at $1.335 billion, subject to customary adjustments.

“We heartily welcome OmniMax’s talented management and operating teams and valued customer base to Gibraltar. The combination of our complementary brands, product portfolios and footprints expands our presence in our largest and highly profitable residential segment, creates a more optimal operating platform and opens new opportunities in our existing swim lanes, leapfrogging our building products growth strategy ahead by years,” said Bill Bosway, Chairman and Chief Executive Officer of Gibraltar. “We now anticipate the Residential segment will represent over 80% of our total revenue and adjusted EBITDA, positioning Gibraltar as a scaled, high-performing platform in residential building products.

“We have assembled an experienced integration team and are now diving into our plan to deliver $27 million of cost synergies, strong cash flow and working capital savings with a clear path to deleveraging to 2.0 – 2.5x within 24 months and $35 million of cost synergies by the end of year three. We are very excited about this transformational opportunity and look forward to bringing additional value and enhanced experience to our combined customers.”

OmniMax is an industry leader in residential roofing accessories and rainwater management solutions. The company operates a diversified portfolio of established brands, including Amerimax, Berger, Flamco, Verde, Millennium Metals, Nu-Ray Metals, and Hancock Enterprises, supported by longstanding relationships with major building-product distributors and home-improvement retailers. OmniMax maintains manufacturing operations across the United States and Canada. OmniMax remains on track with respect to expected performance.

“The closing of this transaction represents an exciting new chapter for OmniMax,” said John Krause, Chief Executive Officer of OmniMax. “By joining Gibraltar, we gain access to a broader operating and customer platform, enhanced resources for innovation, and expanded distribution capabilities. Our teams are committed to seamlessly integrating with Gibraltar while maintaining the quality, reliability, and customer service that our partners and end-users expect from us.”

TRANSACTION FINANCING
In connection with closing, Gibraltar entered into new senior secured term loan facilities in an aggregate principal amount of $1.3 billion and a new, upsized $500 million revolving credit facility. Proceeds from the term loans, together with borrowings under the revolving credit facility and cash on hand, were used to fund the acquisition and pay related transaction fees and expenses.

ADVISORS
Perella Weinberg and BofA Securities served as Gibraltar’s financial advisors and Wachtell, Lipton, Rosen & Katz served as Gibraltar’s legal counsel.

Rothschild & Co. served as OmniMax’s financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as OmniMax’s legal counsel.

ABOUT GIBRALTAR
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

ABOUT OMNIMAX
OmniMax is a leading national manufacturer of residential building products in the roofing accessory and rainware market. With manufacturing locations across the U.S. and Canada, OmniMax has a strong footprint, ensuring reliable support for its customers. OmniMax has established long-standing partnerships with some of the largest home improvement retailers and building product distributors, driven by its commitment to service excellence. OmniMax delivers high-quality products through its industry-leading portfolio of brands, including Amerimax, Berger, Flamco, Verde, Millennium Metals, Nu-Ray Metals, and Hancock Enterprises. Learn more at www.omnimax.com.

FORWARD-LOOKING STATEMENTS
Certain information set forth in this release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about Gibraltar’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the ability of Gibraltar to successfully integrate OmniMax and/or to achieve expected cost and operational synergies from the OmniMax transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which Gibraltar operates, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from other newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the Company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

ADJUSTED FINANCIAL MEASURES
Gibraltar presents certain adjusted financial measures in this release including adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), a non-GAAP financial measure. Adjusted EBITDA represents the expected full year impact of businesses acquired during 2025 by OmniMax. Adjusted EBITDA further excludes special charges consisting of restructuring and severance related costs, acquisition transaction and integration related costs, and costs related to divestitures, along with the exclusion of interest, taxes, depreciation and amortization.

Gibraltar believes that these non-GAAP financial measures provide useful information because they are used by management to evaluate the Company’s operating performance. However, these financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative to, GAAP measures. The non-GAAP financial measures Gibraltar presents may differ from similarly captioned measures presented by other companies. Adjusted EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance.

Gibraltar’s release of non-GAAP financial measures should not be construed as an inference that Gibraltar’s future results will be unaffected by unusual or non-recurring items. Reconciliations of non-GAAP measures related to full-year 2025 estimates have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

CONTACTS

For Gibraltar

Investors
Alliance Advisors Investor Relations
Jody Burfening / Carolyn Capaccio
(212) 838-3777
Rock@allianceadvisors.com